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                                                                    EXHIBIT 99.4

                           FORM OF OFFER TO EXCHANGE

          4.875% FIRST COLLATERAL TRUST BONDS, SERIES NO. 12 DUE 2013
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                          FOR ANY AND ALL OUTSTANDING
          4.875% FIRST COLLATERAL TRUST BONDS, SERIES NO. 11 DUE 2013
                                       OF
                       PUBLIC SERVICE COMPANY OF COLORADO

To Our Clients:

     We are enclosing herewith a Prospectus (the "Prospectus"), dated          ,
200   of Public Service Company of Colorado, a Colorado corporation (the
"Company"), and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Company to exchange its 4.875% First Collateral Trust Bonds, Series No. 12 due 2013 (the "Exchange First Collateral Trust Bonds"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for an amount of its issued and outstanding 4.875% First Collateral Trust Bonds, Series No. 11 due 2013 (the "Original First Collateral Trust Bonds"), upon the terms and subject to the conditions set forth in the Exchange Offer.

     Please note that the Exchange Offer will expire at 5:00 p.m., New York City
time, on                , 200   , unless extended.

     The Exchange Offer is not conditioned upon any minimum number of Original First Collateral Trust Bonds being tendered.

     We are the holder of record of your Original First Collateral Trust Bonds and/or a participant of The Depository Trust Company ("DTC"), the book-entry depository and transfer facility for the Original First Collateral Trust Bonds. A tender of such Original First Collateral Trust Bonds can be made only by us as the record holder and DTC participant and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Original First Collateral Trust Bonds held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Original First Collateral Trust Bonds held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

     Pursuant to the Letter of Transmittal, each holder of Original First Collateral Trust Bonds will represent to the Company that (i) the holder is not an "affiliate" of the Company (as defined in Rule 405 under the Securities Act),
(ii) any Exchange First Collateral Trust Bonds to be received by the holder are being acquired in the ordinary course of its business and each holder received the Original First Collateral Trust Bonds being tendered for exchange in the ordinary course of its business, (iii) if the holder is not a broker-dealer, the holder is not engaged in, does not intend to engage in and has no arrangement or understanding with any person to engage in a distribution (within the meaning of the Securities Act) of Exchange First Collateral Trust Bonds to be received in the Exchange Offer, and (iv) the holder is not a broker-dealer tendering Original First Collateral Trust Bonds acquired directly from the Company. If the tendering holder is a broker-dealer it represents and agrees, consistent with certain interpretive letters relating to exchange offers issued by the staff of the Division of Corporation Finance of the Securities and Exchange Commission to third parties, that (a) such Original First Collateral Trust Bonds held by the broker-dealer are held only as a nominee, or (b) such Original First Collateral Trust Bonds were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities and it will deliver a Prospectus (as amended or supplemented from time to time) meeting the requirements of the Securities Act in connection with any resale of such Exchange First Collateral Trust Bonds (provided that, by so acknowledging and by delivering a Prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act).

                                          Very truly yours,

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                      INSTRUCTION TO REGISTERED HOLDER AND
                   BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER
                                       OF
                       PUBLIC SERVICE COMPANY OF COLORADO

          4.875% First Collateral Trust Bonds, Series No. 11 Due 2013

To Registered Holder and/or Participant of The Depository Trust Company:

     The undersigned hereby acknowledges receipt of the Prospectus dated
          , 200 (the "Prospectus") of Public Service Company of Colorado, a Colorado corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original First Collateral Trust Bonds held by you for the account of the undersigned.

     The aggregate amount of the Original First Collateral Trust Bonds held by you for the account of the undersigned is (fill in amount):

     $          of the 4.875% First Collateral Trust Bonds, Series No. 11 due
2013.

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

     [ ] To TENDER the following Original First Collateral Trust Bonds held by you for the account of the undersigned (insert amount of Original First Collateral Trust Bonds to be tendered, (if any):

     $          of the 4.875% First Collateral Trust Bonds, Series No. 11 due
2013.

     [ ] NOT to TENDER any Original First Collateral Trust Bonds held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Original First Collateral Trust Bonds held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that Pursuant to the Letter of Transmittal, each holder of Original First Collateral Trust Bonds will represent to the Company that (i) the holder is not an "affiliate" of the Company (as defined in Rule 405 under the Securities Act), (ii) any Exchange First Collateral Trust Bonds to be received by the holder are being acquired in the ordinary course of its business and each holder received the Original First Collateral Trust Bonds being tendered for exchange in the ordinary course of its business, (iii) if the holder is not a broker-dealer, the holder is not engaged in, does not intend to engage in and has no arrangement or understanding with any person to engage in a distribution (within the meaning of the Securities Act) of Exchange First Collateral Trust Bonds to be received in the Exchange Offer, and (iv) the holder is not a broker-dealer tendering Original First Collateral Trust Bonds acquired directly from the Company. If the tendering holder is a broker-dealer it represents and agrees, consistent with certain interpretive letters relating to exchange offers issued by the staff of the Division of Corporation Finance of the Securities and Exchange Commission to third parties, that (a) such Original First Collateral Trust Bonds held by the broker-dealer are held only as a nominee, or (b) such Original First Collateral Trust Bonds were acquired by such broker- dealer for its own account as a result of market-making activities or other trading activities and it will deliver a Prospectus (as amended or supplemented from time to time) meeting the requirements of the Securities Act in connection with any resale of such Exchange First Collateral

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Trust Bonds (provided that, by so acknowledging and by delivering a Prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act).

SIGN HERE

Name of beneficial owner(s):
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Signature(s):
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Name(s) (please print):
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Address:
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Telephone Number:
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Taxpayer identification or Social Security Number:
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Date:
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